Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities and Exchange Commission

Date of Report (Date of earliest event reported): June 20, 2003.

Air-Q Wi-Fi Corporation
(Exact name of registrant as specified in its charter)

Delaware	01-0623010	33-19961
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

7635 Jefferson Highway, Suite 309, Baton Rouge, Louisiana 70809
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (225) 927-1697

Covenant Financial Corporation, 1215 East I-30, Greenville, Texas 75402
(Former name or former address, if changed since last report)

Form 8-K
Air-Q Wi-Fi Corporation

Item 1. Changes in Control of Registrant.

On June 20, 2003, there occurred a change in control of Air-Q Wi-Fi Corporation, formerly Covenant Financial Corporation. Pursuant to a stock purchase agreement, FMF Investments, Ltd., a Texas limited partnership, purchased 611,000 shares, or 54.59%, of our outstanding common stock from Eric Anderson. FMF Investments paid Mr. Anderson a total of $70,000 in cash, which funds were obtained by FMF Investments through its other business activities and not as a loan.

Following FMF Investments’ acquiring control, our then-directors resigned and FMF Investments, acting by written consent in lieu of a meeting of a majority of shareholders, elected David Loflin and Waddell D. Loflin as our directors.

The following table and the notes thereto set forth certain information regarding the beneficial ownership of our common stock, as of the date of this Current Report, by (1) each of our current directors, (2) each our current executive officers, (3) all of our executive officers and directors as a group and (4) each other person known to us to own beneficially more than five percent of our common stock outstanding.

Unless otherwise indicated, all shareholders set forth below have the same principal business address as do we.
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned(1)
David Loflin	9,000,000	36.56%
FMF Investments, Ltd.(2)	2,611,000	10.61%
All executive officers and directors as a group (2 persons)	9,000,000	36.26%
Douglasdale Capital Ltd.(3)(7)	6,250,000(4)	25.39%
Douglasbank Capital Ltd. (5)(7)	6,250,000(6)	25.39%
(1)	Based on 24,619,204 shares outstanding, including a total of 10,000,000 shares underlying currently outstanding and exercisable warrants.
(2)	FMF Investments’ address is 819 Office Park Circle, Lewisville, Texas 75057
(3)	Douglasdale Capital’s address is 418 Douglas Park View S.E., Calgary, Alberta, Canada T2Z 2R1.
(4)	1,250,000 of these shares have been issued; 5,000,000 of these shares have not been issued, but underlie currently exercisable warrants.
(5)	Douglasbank Capital’s address is 418 Douglas Park View S.E., Calgary, Alberta, Canada T2Z 2R1.
(6)	1,250,000 of these shares have been issued; 5,000,000 of these shares have not been issued, but underlie currently exercisable warrants.
(7)

Douglasdale Capital and Douglasbank Capital have common management who possess the power of disposition over the securities owned by these entities; the beneficial ownership of each of these entities is different.

Item 2. Acquisition or Disposition of Assets.

On June 20, 2003, pursuant to a stock purchase agreement, we acquired all of the outstanding capital stock of Air-Q Corp., a Nevada corporation (“Air-Q NV”), by issuing a total of 11,000,000 shares of our common stock to the shareholders of Air-Q NV. In connection with our acquiring Air-Q NV, our president, David Loflin, was issued 9,000,000 shares of our common stock and FMF Investments, Ltd., an affiliate, was issued 2,000,000 shares of our common stock. In determining the number of shares of our common stock to be issued to the shareholders of Air-Q NV, our board of directors did not employ any standard valuation formula or any other standard measure of value.

Item 5. Other Events and Regulation FD Disclosure.
Change in Corporate Name.
Effective June 24, 2003, a change in our corporate name occurred. On that date, we became known as “Air-Q Wi-Fi Corporation”,
The corporate name change was approved by a majority of our shareholders, acting by written consent without a meeting.
Change in Corporate Headquarters.
Effective June 20, 2003, we relocated our corporate headquarters to: 7635 Jefferson Highway, Suite 309, Baton Rouge, Louisiana 70809. Our new telephone number is (225) 927-1697.
Securities Purchase Agreements.
Douglasdale Capital Ltd.

On June 20, 2002, we entered into a securities purchase agreement with Douglasdale Capital Ltd., whereby we issued securities for cash in the amount of $125,000. We sold Douglasdale Capital (1) 1,250,000 shares of our common stock, (2) 1,250,000 common stock purchase warrants to purchase a like number of shares at an exercise price of $.20 per share, (3) 1,250,000 common stock purchase warrants to purchase a like number of shares at an exercise price of $.30 per share, (4) 1,250,000 common stock purchase warrants to purchase a like number of shares at an exercise price of $.40 per share and (5) 1,250,000 common stock purchase warrants to purchase a like number of shares at an exercise price of $.50 per share.

Douglasbank Capital Ltd.

On June 20, 2002, we entered into a securities purchase agreement with Douglasbank Capital Ltd., whereby we issued securities for cash in the amount of $125,000. We sold Douglasbank Capital (1) 1,250,000 shares of our common stock, (2) 1,250,000 common stock purchase warrants to purchase a like number of shares at an exercise price of $.20 per share, (3) 1,250,000 common stock purchase warrants to purchase a like number of shares at an exercise price of $.30 per share, (4) 1,250,000 common stock purchase warrants to purchase a like number of shares at an exercise price of $.40 per share and (5) 1,250,000 common stock purchase warrants to purchase a like number of shares at an exercise price of $.50 per share.

Change in Business Plan.
General.

We are a start-up business. Our new management has committed all available current and future capital and other resources to the commercial exploitation of our “Wi-Fi” (wireless fidelity) Internet access products (these proprietary products are referred to as our Wi-Fi products). Our first market will be Baton Rouge, Louisiana. Our business plan is based on the marketing of our wireless Internet access services (these services are referred to as our Wi-Fi services) to businesses and residential customers using our Wi-Fi products.

What is Wi-Fi?

The term “Wi-Fi” is short for “wireless fidelity” and refers to an industry standard for wireless equipment that meets published 802.11(x) standards. Wi-Fi equipment operates in unlicensed spectra, such as 2.4 and 5.8 GHz.

What is Wireless Internet?

“Wireless Internet” is a new type of communications spectrum recently designated by the Federal Communications Commission. Wireless Internet access requires a transmission facility maintained by an ISP employing a wireless system and the user’s modem (a transmitter/receiver modem) equipped with an antenna. Wireless Internet capability allows users to access the Internet from a stationary computer or, in some situations, from a mobile, lap-top computer.

How Our Wi-Fi System Works.

Our wireless Internet access system (this system is referred to as our Wi-Fi system) operates on a platform comprised of Wi-Fi standard equipment that has been configured in a proprietary manner. Our Wi-Fi system is comprised of one or more “hot spots” where a server cell (a modem) is located. The server cell that comprises a hot spot is less than one cubic foot in size and is mounted on a tall structure, a tower, a tall building or a billboard, for example. The space needed for mounting a server cell can be leased for an average monthly payment of about $500. Each server cell relays transmitted data directly into the Internet via a direct connection into a T1, or larger, telephone line or the local cable television provider’s system. The monthly charge for each T1 line ranges from $600 to $2,000, depending on the market, and the monthly charge for each cable television system connection ranges from $300 to $1,000, depending on the market. We have not yet established brand names for our Wi-Fi system and products.

Installed customer modems, which are slightly larger in size than a deck of playing cards, transmit data to, and receive data from, a server modem. Each customer modem is installed in the customer’s computer and connected by a thin cable to a small antenna that is mounted on the outside of the customer’s place of business or home, as the case may be. The installation process for customer modems is quite similar to that of cable television: the installation crew installs the customer modem in the computer, mounts the antenna outside, connects the modem and antenna with the cable and tests the connection. Depending on the market, each customer installation is expected to cost approximately $100.

The number of hot spots needed for a particular system depends on a few factors:
-	the geographic size of the city to be served - the signal of each hot spot covers an area approximately one mile in diameter;
-

the population density of the city to be served - since each hot spot is capable of handling approximately 250 customers, the greater the population density, the greater the number of hot spots required;

-	the terrain of the city to be served - the hillier the terrain, the greater the number of hot spots required; and
-	the density of foliage of the city to be served - more densely foliated areas require a greater number of hot spots.

Within a Wi-Fi system, each hot spot is configured to share transmitted data with the other hot spots, so as to provide an uninterrupted connection to the Internet. In a Wi-Fi system with multiple hot spots, hot spots are geographically located in a honeycomb fashion, for technical reasons.

Data transmission speeds remain constant within a Wi-Fi system’s transmission radius, regardless of the distance from the transmission point. On the fringes of a Wi-Fi system’s transmission radius, a customer’s connection may fade in and out, similar to the reception of distant AM radio stations. To avoid this circumstance, we will attempt to avoid installing a customer modem within the fringe areas.

Wi-Fi Equipment and Facilities.

All of the equipment used in our Wi-Fi systems will be off-the-shelf. Inasmuch as there are several manufacturers of Wi-Fi equipment, we expect no problems in obtaining needed equipment at competitive prices.

We will not construct towers on which to establish hot spots. Instead, we will lease tower spaces, rooftop spaces or spaces on other tall structures. We are currently negotiating with owners of these types of spaces in Baton Rouge, Louisiana. Based on our management’s experience, securing adequate locations to establish hot spots is not expected to impede the construction of a Wi-Fi system in any market.

In each market, we will obtain the necessary telephone line or cable television system connections to the Internet from one of the companies capable of providing an adequate Internet connection. Based on our management’s experience, we do not believe that we will encounter any difficulty in obtaining needed connections to the Internet at acceptable prices.

Markets.

We have also completed engineering efforts in Baton Rouge, Louisiana, relating to the construction of our first Wi-Fi system. We expect to begin construction efforts during July 2003 and to have the first beta-customers online soon thereafter. The speed with which we will be able to construct this Wi-Fi system is dependent upon the amount of capital we are able to obtain. We cannot predict our future capital position.

Marketing Strategies.

We intend to employ telephone marketing as the initial means for acquiring customers, primarily business customers. As a particular market begins to mature, we will employ mass media, including radio advertising. In conjunction with our mass media advertising, we will employ a sales force that will focus primarily on potential business customers. This focus on business customers is based on our management’s informal study of Internet usage by businesses versus home users that revealed businesses’ higher demand for high-speed Internet access. Our management’s decision may prove to have been incorrect, which would significantly impair our ability to earn a profit.

Competitive Features of Our Wi-Fi Services.
While we believe our Wi-Fi service possesses some competitive advantages over other Internet access modes, it currently has three significant competitive disadvantages:
-	No wide-spread brand name recognition;
-	Professional installation usually required; and
-	Internet access only available locally, compared to dial-up Internet access that is available from virtually any telephone in any geographic location.

It is possible that we could overcome the first two listed disadvantages, after a lengthy period of marketing and product research and development. However, we currently lack capital to overcome either disadvantage. Further, it is likely that we will never overcome the third disadvantage, due to the inherent broadcast limitations of wireless technologies.

We believe our Wi-Fi services offer the following competitive advantages: speed, lower cost, no telephone company involvement and security through encryption.
Competition.

We believe that the primary competitive factors determining success as an Internet access provider are: a reputation for reliability and high-quality service; effective customer support; access speed; pricing; effective marketing techniques for customer acquisition; ease of use; and scope of geographic coverage. We believe that we will be able to address adequately all of these factors, except that we will not be able to offer scope of geographic coverage for the foreseeable future. It is also possible that we will not address any of these competitive factors successfully. Should we fail to do so, our business would likely never earn a profit. We currently lack capital necessary to compete effectively.

We face severe competition from other wireless Internet access providers, as well as large, national providers of cellular telephone service.

The market for the provision of dial-up Internet access services, in which our Wi-Fi services will compete, is extremely competitive and highly fragmented. Current and prospective competitors include many large, nationally-known companies that possess substantially greater resources, financial and otherwise, market presence and brand name recognition than do we. We expect to compete, for the foreseeable future, with the following: national Internet service providers, numerous regional and local Internet service providers, most of which have significant market share in their markets; established on-line information service providers, such as America Online, which provide basic Internet access, as well as proprietary information not available through public Internet access; providers of web hosting, co-location and other Internet-based business services; computer hardware and software and other technology companies that provide Internet connectivity with their products; telecommunications companies, including global long distance carriers, regional Bell operating companies and local telephone companies; operators that provide Internet access through television cable lines; electric utility companies; communications companies; companies that provide television or telecommunications through participation in satellite systems; and, to a lesser extent, non-profit or educational Internet access providers.

With respect to potential competitors, we expect that manufacturers of computer hardware and software products, as well as media and telecommunications companies will continue to enter the Internet services market, which will serve to intensify competition. In addition, as more consumers and businesses increase their Internet usage, we expect existing competitors to increase further their emphasis on Internet access and electronic commerce initiatives, resulting in even greater competition. The ability of competitors or others to enter into business combinations, strategic alliances or joint ventures, or to bundle their services and products with Internet access, could place us at a significant competitive disadvantage. We currently lack capital necessary to compete effectively and we may never obtain enough capital to permit us to compete effectively in our markets.

Moreover, we expect to face competition in the future from companies that provide connections to consumers' homes, such as telecommunications providers, cable companies and electrical utility companies. For example, recent advances in technology have enabled cable television operators to offer Internet access through their cable facilities at significantly higher speeds than existing analog modem speeds. These types of companies could include Internet access in their basic bundle of services or offer such access for a nominal additional charge. Any such developments could reduce our market share, thereby impairing our ability to earn a profit.

Risk Factors Associated with an Investment in Our Common Stock.

You should carefully consider the risks described below before you decide to buy our common stock. If any of the following risks actually occur, our business, financial condition or results of operations would likely suffer. In such case, the trading price of our common stock could decline, and you could lose all or part of your investment.

Because we have a short operating history, there is a limited amount of information about us upon which you can evaluate our business and potential for future success.

We have only a limited operating history upon which you can evaluate our business and prospects. You must consider the risks and uncertainties frequently encountered by early-stage companies in new and rapidly evolving markets, such as the market for wireless Internet access services.

You will suffer substantial dilution in the net tangible book value of the common stock you purchase.

You will suffer substantial and immediate dilution, due to the lower book value per share of our common stock compared to the purchase price per share of our common stock. We cannot predict your actual dilution.

The market price of our common stock will continue to be extremely volatile, and it may drop unexpectedly.

The market price of our common stock has fluctuated significantly in the past and we expect this volatility to continue in the future. The stock prices for many high technology companies, especially those that base their businesses on the Internet, recently have experienced wide fluctuations and extreme volatility. This volatility has often been unrelated to the operating performance of such companies, so our stock price could decline even if our wireless Internet access business is successful. Also, following periods of volatility in the market price of a company’s securities, securities class action claims frequently are brought against the subject company. To the extent that the market price of our shares falls dramatically in any period of time, shareholders may bring claims, with or without merit, against us. Such litigation would be expensive to defend and would divert management attention and resources regardless of outcome.

Our common stock is a “penny stock”.

Our common stock is quoted on the NASDAQ’s OTC Bulletin Board and will be considered a “penny stock”, as long as it trades below $5.00 per share. Broker-dealer practices in connection with transactions in penny stocks are regulated by penny stock rules adopted by the SEC. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure statement prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, as well as the monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. In this regard, it can be expected that investors in our common stock may find it more difficult to profit on their investments in our common stock.

We may be unable to obtain sufficient capital to sustain our business or pursue our growth strategy.

Currently, we do not have sufficient financial resources to implement our business plan. There is no assurance that we will be able to generate revenues that are sufficient to sustain our operations, nor can we assure you that we will be able to obtain additional sources of financing in order to satisfy our working capital needs. Should needed financing be unavailable or prohibitively expensive when we require it, it is possible that we would be forced to cease operations.

Our future operating results may vary from period to period, and, as a result, we may fail to meet the expectations of our investors and analysts, which could cause our stock price to fluctuate or decline and inhibit our ability to obtain funds.

Our revenues and results of operations are expected to fluctuate as we make financial commitments to facilitate expected growth. The following factors will influence our operating results:
-	access to funds for capital expenditures, including Wi-Fi equipment purchases;
-	market acceptance of our Wi-Fi services;
-	the rates of new Wi-Fi services subscriber acquisition and retention;
-	changes in our pricing policies or those of our competitors; and
-	potential competition from large, well-funded national telecommunications companies.

Our future personnel costs, marketing programs and overhead cannot be adjusted quickly and are, therefore, relatively fixed in the short term. Our operating expense levels will be based, in part, on our expectations of future revenue. If actual revenues are below our expectations, our results of operations will suffer and we could be forced to cease operations.

Period-to-period comparisons of our results of operations will likely not provide reliable indications of our future performance.
Price fluctuations of our common stock could negatively impact our ability to obtain needed capital.
Our future success will depend on our ability to keep pace with the Internet industry’s rapid technological changes, evolving industry standards and changing customer needs.

The Internet access market is constantly evolving, due primarily to technological innovations, as well as evolving industry standards, changes in subscriber needs and frequent new service and product introductions. New services and products based on new technologies or new industry standards expose us to risks of equipment obsolescence. We must use leading technologies effectively, continue to develop our technical expertise and enhance our existing services on a timely basis to remain competitive in this industry. We cannot assure you that we will be able to do so.

Our ability to compete successfully in our markets also depends on the continued compatibility of our services with products and systems utilized and sold by various third parties. Our failure to do so could cause us to lose a competitive position in our markets, thereby causing us to operate less profitably.

Our Wi-Fi services are new and consumer acceptance may not be achieved.

Our Wi-Fi services are new and do not enjoy wide-spread name recognition among consumers. If we are unable to achieve consumer acceptance of our products, it is unlikely that we would be able to earn a profit.

We could fail to overcome the severe competition for Internet access customers, which would impair our ability to earn a profit and cause our overall financial condition to deteriorate.

The market for Internet access services is extremely competitive and highly fragmented. As there are no significant barriers to entry, we expect that competition will intensify over time. Our competitors include many large, nationally-known companies, such as America Online and Earthlink. These and other companies possess greater resources, particularly access to capital sources, market presence and brand name recognition than do we. In addition, we will face competition from other wireless Internet access providers and larger, national cellular telephone service providers. If we are unable to overcome this severe competition, we do not expect that we would earn a profit and our overall financial condition would decline.

We depend on our key personnel; the loss of any key personnel could disrupt our operations, adversely affect our business and result in reduced revenues.

Our future success will depend on the continued services and on the performance of our senior management and other key employees. We have not entered into employment agreements with any of our officers, although we expect to do so in the near future. The loss of their services for any reason could seriously impair our ability to execute our business plan, which could reduce our revenues and have a materially adverse effect on our business and results of operations. We have not purchased any key-man life insurance.

Our directors and executive officers own enough of our common stock effectively to control directors’ elections and thereby control our management policies.

Our directors and executive officers own approximately 61.56% of our currently outstanding common stock. These shareholders may be able effectively to control the outcome of corporate actions requiring shareholder approval by majority action. Their stock ownership may have the effect of delaying, deferring or preventing a change in control of Air-Q Wi-Fi Corporation.

Our business plan is not based on independent market studies, so we cannot assure you that our strategy will be successful.

We have not commissioned any independent market studies concerning the extent to which customers will utilize our Wi-Fi services and products. Rather, our plans for implementing our business strategy and achieving profitability are based on the experience, judgment and assumptions of our key management personnel, and upon other available information concerning the communications industry. If our management’s assumptions prove to be incorrect, we will not be successful in establishing our Wi-Fi services business.

We may not be able to protect our intellectual property rights, which could dramatically reduce our ability to earn a profit.

We currently rely on common law principles for the protection of our copyrights and trademarks and trade secret laws to protect our proprietary intellectual property rights. We do not intend to file patent applications relating to our Wi-Fi system. We have not filed trademark applications relating to the “Air-Q Wi-Fi” brand name.

Without patent or trademark protection, the existing trade secret and copyright laws afford us only limited protection. Third parties may attempt to disclose, obtain or use our technologies. Others may independently develop and obtain patents or copyrights for technologies that are similar or superior to our technologies. If that happens, we may need to license these technologies and we may not be able to obtain licenses on reasonable terms, if at all, thereby causing great harm to our business.

Current Management.
Directors and Officers.
The following table sets forth the officers and directors of Air-Q Wi-Fi Corporation.
Name	Age	Position(s)
David Loflin	45	President, Principal Accounting Officer and Director
Waddell D. Loflin	52	Vice President, Secretary and Director
David M. Loflin and Waddell D. Loflin are brothers.

Our current officers and directors serve until the next annual meeting of our board of directors or until their respective successors are elected and qualified. All officers serve at the discretion of our board of directors. Family relationships between our officers and directors are noted above. Certain information regarding the backgrounds of each of the officers and directors is set forth below.

David Loflin
Mr. Loflin has, for more than the last five years, served as an executive officer and director of USURF America, Inc. (AMEX Symbol: UAX). He is currently Chairman of the Board of USURF America.
Waddell D. Loflin
For more than the five years prior to April 2003, Mr. Loflin served as vice president, secretary and director of USURF America, Inc. Since April 2003, Mr. Loflin has served as a consultant.

Item 6. Resignations of Registrant’s Directors.

On June 20, 2003, three of our then-directors resigned as directors of Air-Q Wi-Fi Corporation. The three directors who resigned were C. Keith Wilkerson II, Keith D. Newton and Gary W. Bell In their respective resignations, neither of Messrs. Wilkerson, Newton and Bell made any reference to any disagreement with us on any matter relating to our operations, policies or practices and we are not aware of any such disagreements. Copies of the letters of resignation of each of Messrs. Wilkerson, Newton and Bell which were sent to us are attached hereto as Exhibits 17.1, 17.2 and 17.3, respectively.

Item 7. Financial Statements and Exhibits.
(a)	Exhibits:
Exhibit No.	Description
3.1	Certificate of Amendment of Certificate of Incorporation of Registrant, as filed on June 24, 2003.
10.1	Stock Purchase Agreement between Registrant and the Shareholders of Air-Q Corporation, dated as of June 20, 2003.
10.2	Consulting Agreement between Registrant and A.L.P. Investments, Inc., dated as of June 20, 2003.
10.3	Securities Purchase Agreement between Registrant and Douglasdale Capital Ltd., dated as of June 20, 2003.
10.4	$.20 Warrant Agreement between Registrant and Douglasdale Capital Ltd., dated June 20, 2003.
10.5	$.30 Warrant Agreement between Registrant and Douglasdale Capital Ltd., dated June 20, 2003.
10.6	$.40 Warrant Agreement between Registrant and Douglasdale Capital Ltd., dated June 20, 2003.
10.7	$.50 Warrant Agreement between Registrant and Douglasdale Capital Ltd., dated June 20, 2003.
10.8	Securities Purchase Agreement between Registrant and Douglasbank Capital Ltd., dated as of June 20, 2003.
10.9	$.20 Warrant Agreement between Registrant and Douglasbank Capital Ltd., dated June 20, 2003.
10.10	$.30 Warrant Agreement between Registrant and Douglasbank Capital Ltd., dated June 20, 2003.
10.11	$.40 Warrant Agreement between Registrant and Douglasbank Capital Ltd., dated June 20, 2003.
10.12	$.50 Warrant Agreement between Registrant and Douglasbank Capital Ltd., dated June 20, 2003.
17.1	Letter of Resignation of C. Keith Wilkerson, II, dated June 20, 2003.
17.2	Letter of Resignation of Keith D. Newton, dated June 20, 2003.
17.3	Letter of Resignation of Gary W. Bell, dated June 20, 2003.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

Dated: June 25, 2003.	AIR-Q WI-FI CORPORATION

By:	/s/ DAVID LOFLIN
David Loflin President

EXHIBIT INDEX
Exhibit No.	Description
3.1	Certificate of Amendment of Certificate of Incorporation of Registrant, as filed on June 24, 2003.
10.1	Stock Purchase Agreement between Registrant and the Shareholders of Air-Q Corporation, dated as of June 20, 2003.
10.2	Consulting Agreement between Registrant and A.L.P. Investments, Inc., dated as of June 20, 2003.
10.3	Securities Purchase Agreement between Registrant and Douglasdale Capital Ltd., dated as of June 20, 2003.
10.4	$.20 Warrant Agreement between Registrant and Douglasdale Capital Ltd., dated June 20, 2003.
10.5	$.30 Warrant Agreement between Registrant and Douglasdale Capital Ltd., dated June 20, 2003.
10.6	$.40 Warrant Agreement between Registrant and Douglasdale Capital Ltd., dated June 20, 2003.
10.7	$.50 Warrant Agreement between Registrant and Douglasdale Capital Ltd., dated June 20, 2003.
10.8	Securities Purchase Agreement between Registrant and Douglasbank Capital Ltd., dated as of June 20, 2003.
10.9	$.20 Warrant Agreement between Registrant and Douglasbank Capital Ltd., dated June 20, 2003.
10.10	$.30 Warrant Agreement between Registrant and Douglasbank Capital Ltd., dated June 20, 2003.
10.11	$.40 Warrant Agreement between Registrant and Douglasbank Capital Ltd., dated June 20, 2003.
10.12	$.50 Warrant Agreement between Registrant and Douglasbank Capital Ltd., dated June 20, 2003.
17.1	Letter of Resignation of C. Keith Wilkerson, II, dated June 20, 2003.
17.2	Letter of Resignation of Keith D. Newton, dated June 20, 2003.
17.3	Letter of Resignation of Gary W. Bell, dated June 20, 2003.